Exhibit 99.1

ChromaDex Reports Record Revenue as Ingredients Sales Climb 83% Compared to Previous Year Period

-Company Reports Record Revenue of $8.8 Million and Operating Income of $371,000-

IRVINE, Calif., August 11, 2016 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients, that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today record revenue for the second quarter ended July 2, 2016.

Results of operations for the three months ended July 2, 2016

For the three months ended July 2, 2016 (“Q2 2016”), ChromaDex reported record net sales of $8.8 million, an increase of 45% as compared to $6.1 million for the three months ended July 4, 2015 (“Q2 2015”).  This increase was largely due to increased sales in its ingredients business segment, driven by its lead ingredient, NIAGEN®  branded nicotinamide riboside (“NR”).  The ingredients segment generated record net sales of $6.2 million for Q2 2016, an increase of 83%, compared to $3.4 million for Q2 2015.

The core standards and services segment posted sales of $2.5 million for Q2 2016, an increase of 4% as compared to $2.4 million for Q2 2015.  Net sales for the scientific and regulatory consulting segment were $113,000 a decrease of 64%, as compared to $318,000 for Q2 2015.  The scientific and regulatory consulting segment put a further emphasis on intercompany work supporting our ingredients segment.

Operating income for Q2 2016 was $371,000, however the Company incurred $458,000 in non-operating expenses, which includes a one-time charge for retirement of the Hercules debt of $313,000. Incurring these one-time costs, will allow the Company to reduce interest expenses going forward, as well as allow us to conserve our working capital. We are now evaluating more traditional working capital lines of credit which we believe would come at a significantly lower cost than the Hercules debt, while not requiring principal payments. As a result, net loss attributable to common stock holders for Q2 2016 was ($83,000) or ($0.00) per share as compared to a net loss of ($315,000) or ($0.01) per share for Q2 2015.

The Company incurred $752,000 in research and development expenses for Q2 2016, an increase of 330%, compared to $175,000 for Q2 2015, and an increase of 62% as compared to $464,000 for Q1 2016. This R&D increase in Q2 was a planned part of our short-term and long-term strategy. Included in this increase are human clinical trial fees and new ingredient development costs.  As revenue and available financial resources continue to grow, the Company plans to continue to increase research and development efforts, with a focus on the ingredients segment.

Adjusted EBITDA a non-GAAP measure for Q2 2016 was $496,000, compared to adjusted EBITDA of $404,000 for Q2 2015.  ChromaDex defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation, amortization and non-cash stock compensation costs. The Basic and Diluted Adjusted EBITDA per share for Q2 2016 was $0.01 versus $0.01 for Q2 2015.

Frank Jaksch, Jr., CEO and co-founder of ChromaDex, commented, “We are delighted to report significant progress in our overall business. In particular, topline volume and revenue growth for NIAGEN® indicate building awareness and trial by the consumer. We are also very thankful for our loyal partners and their continued efforts to bring our nutrients to the consumer market.”

Jaksch continued, “The Company will continue its commitment to science based, technology discovery and development and investing in our R&D programs. The scientific community continues to be highly interested in investigating the role of NAD+ in human health and performance and how NR can increase the presence and utilization of NAD+.  We look forward to more positive published results in the coming months."

Recent Company highlights include:

●
In August 2016, the Company announced that scientists found important clue to restoring muscle function that’s lost as we age. Results of a recent mouse study were published as the cover story of Cell Metabolism. The researchers describe how NR helps to reactivate a protective metabolic process in muscle that tends to be lost as aging occurs.

●
In July 2016, the Company announced that their human clinical trial of NIAGEN® - NR is well underway having achieved 50% enrollment of its 140 total participants. Completion is expected late 2016.  In addition, the Company announced that an additional 8 human studies on NR are ongoing and another 5 human studies are being designed by various research institutions.

●	In June 2016, the Company announced that it has been added to Russell 2000®, the Russell 3000®, the Russell Microcap® Index and the Russell Global Index.

●	In June 2016, the Company announced a $5.25 million investment of the Company’s common stock in a registered direct offering.

●	In June 2016, the Company announced that researchers from the University of Iowa showed vitamin nicotinamide riboside is an effective tool for managing the negative effects of obesity and diabetes.

●
In May 2016, the Company announced that Will Black has joined the Company as Vice President of Sales and Marketing.  Black has held multiple leadership positions in the nutrition and health industry over the last 25 years, including global head of marketing and VP of marketing and communications at DSM Nutritional Products.

●	In April 2016, the Company announced that the Company’s common stock trades on the NASDAQ Capital Market.

●	In April 2016, the Company announced that NECTAR7 has released a new product, NIAGEN® & COLLAGEN featuring the Company’s lead ingredient, NIAGEN®.

●	In April 2016, Thorne Research and the Company announced a clinical study to assess nicotinamide riboside on brain NAD+ in college football players.

ChromaDex management will host an investor conference call to discuss the quarterly results and provide a general business update on Thursday, August 11, at 4:30 pm ET.

Participants should dial in at least 10 minutes prior to the call. The dial-in information is as follows:

U.S. Toll-Free Number:	(866) 327-8118
International Dial-In Number:	(678) 509-7526
Conference ID:	56385938

The webcast replay will be available after the completion of the call on the Investor Relations section of the Company website, www.chromadex.com.

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures

ChromaDex’s non-GAAP financial measures exclude interest, tax, depreciation, amortization and share-based compensation. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the timing and progress of the human clinical trial of NIAGEN® - NR, the Company’s plans for its research and development programs and future published results. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s Quarterly Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Statements in this press release have not been evaluated by the Food and Drug Administration. Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.

ChromaDex Media Contact:

Breah Ostendorf
Marketing Director
949-537-4103
BreahO@chromadex.com

ChromaDex Investor Contact:

Andrew Johnson
Director of Investor Relations
949-419-0288
AndrewJ@chromadex.com

##END##

ChromaDex Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Month Periods Ended July 2, 2016 and July 4, 2015
	July 2, 2016	July 4, 2015

Sales, net	$8,829,579	$6,101,380
Cost of sales	4,702,132	3,630,688
Gross profit	4,127,447	2,470,692
Operating expenses:
Sales and marketing	698,031	639,748
Research and development	751,726	175,410
General and administrative	2,306,559	1,839,594
Operating expenses	3,756,316	2,654,752
Operating income (loss)	371,131	(184,060)
Nonoperating income (expense):
Interest income	638	645
Interest expense	(145,424)	(131,777)
Loss on debt extinguishment	(313,099)	-
Nonoperating expenses	(457,885)	(131,132)
Loss before taxes	(86,754)	(315,192)
Provision for taxes	4,087	-
Net loss	$(82,667)	$(315,192)
Basic and diluted loss per common share	$(0.00)	$(0.01)

Basic and diluted weighted average common shares outstanding	36,990,032	35,803,298

See Notes to Condensed Consolidated Financial Statements.

Consolidated Statements of Operations			Effects of Charges associated with Interest, Tax, Depreciation,			Consolidated Statements of Operations, Adjusted EBITDA
(US GAAP)			Amortization and Share-based Compensation Expense			Excluding Interest, Tax, Depreciation, Amortization and
						Share-based Compensation (Non-GAAP Presentation)
For the Three-Month Periods Ended July 2, 2016 and July 4, 2015			For the Three-Month Periods Ended July 2, 2016 and July 4, 2015			For the Three-Month Periods Ended July 2, 2016 and July 4, 2015

	July 2, 2016	July 4, 2015		July 2, 2016	July 4, 2015		July 2, 2016	July 4, 2015

Sales	$8,829,579	$6,101,380	Sales	$-	$-	Sales	$8,829,579	$6,101,380
Cost of sales	4,702,132	3,630,688	Cost of sales	(67,409)	(62,950)	Cost of sales	4,634,723	3,567,738
Gross profit	4,127,447	2,470,692	Gross profit	67,409	62,950	Gross profit	4,194,856	2,533,642
Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	698,031	639,748	Sales and marketing	-	-	Sales and marketing	698,031	639,748
Research and development	751,726	175,410	Research and development	-	-	Research and development	751,726	175,410
General and administrative	2,306,559	1,839,594	General and administrative	(370,161)	(525,112)	General and administrative	1,936,398	1,314,482
Operating expenses	3,756,316	2,654,752	Operating expenses	(370,161)	(525,112)	Operating expenses	3,386,155	2,129,640
Operating income (loss)	371,131	(184,060)	Operating income	437,570	588,062	Operating income	808,701	404,002
Nonoperating income (expense):			Nonoperating income:			Nonoperating income (expense):
Interest income	638	645	Interest income	(638)	(645)	Interest income	-	-
Interest expense	(145,424)	(131,777)	Interest expense	145,424	131,777	Interest expense	-	-
Loss on debt extinguishment	(313,099)	-	Loss on debt extinguishment	-	-	Loss on debt extinguishment	(313,099)	-
Nonoperating expense	(457,885)	(131,132)	Nonoperating income	144,786	131,132	Nonoperating expense	(313,099)	-

Loss before taxes	(86,754)	(315,192)	Income before taxes	582,356	719,194	Income before taxes	495,602	404,002
Provision for taxes	4,087	-	Provision for taxes	(4,087)	-	Provision for taxes	-	-
Net loss	$(82,667)	$(315,192)	Effects of adjusted EBITDA	$578,269	$719,194	Adjusted EBITDA	$495,602	$404,002
Basic and diluted loss per common share	$(0.00)	$(0.01)	Effects of adjusted EBITDA per common share	$0.02	$0.02	Basic and diluted adjusted EBITDA per common share	$0.01	$0.01

Weighted average common shares outstanding			Weighted average common shares outstanding			Weighted average common shares outstanding
Basic and diluted	36,990,032	35,803,298	Basic and diluted	36,990,032	35,803,298	Basic and diluted	36,990,032	35,803,298